Calculation of Filing Fee Tables
S-3
Sana Biotechnology, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, $0.0001 par value per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants	457(r)				0.0001381
Fees to be Paid	6	Other	Subscription Rights	457(r)				0.0001381
Fees to be Paid	7	Other	Purchase Contracts	457(r)				0.0001381
Fees to be Paid	8	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	9	Other	Unallocated (Universal) Shelf	415(a)(6)			$ 216,385,563.00			S-3	333-277584	03/21/2025	$ 33,128.63
			Total Offering Amounts:				$ 216,385,563.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(i) The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase common stock, preferred stock or other securities of the registrant, (f) subscription rights, (g) purchase contracts, and (h) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. (ii) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend or similar transaction. (iii) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (iv) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee other than the registration fee due in connection with $150,000,000 of shares of common stock that may be issued and sold from time to time under the at-the-market offering prospectus supplement included herein, all of which are Unsold Securities (as defined below) being carried forward (see footnote 9 below). Any subsequent registration fees will be paid on a pay-as-you-go basis.

[2]	See note 1.

[3]	See note 1.

[4]	See note 1.

[5]	See note 1.

[6]	See note 1.

[7]	See note 1.

[8]	See note 1.

[9]	Pursuant to 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the registrant on the registrant's shelf registration statement on Form S-3 (File No. 333-277584), originally filed on March 1, 2024, as amended on March 14, 2025 and March 17, 2025 (the "Prior Registration Statement"). The Prior Registration Statement registered the offer and sale of an indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase common stock, preferred stock or other securities of the registrant, (f) subscription rights, (g) purchase contracts, and (h) units consisting of some or all of these securities in any combination up to an aggregate offering price of $350,000,000, including, pursuant to the prospectus supplement dated May 8, 2025, up to $119,000,000 in shares of the registrant's common stock (the "ATM Shares") that may be issued and sold under a certain sales agreement with TD Securities (USA) LLC. The registrant previously paid a fee of $53,585.00 related to such $350,000,000 in shares of common stock, of which $216,385,563 remain unsold (the "Unsold Securities), including $71,635,408 of the ATM Shares (the "Unsold ATM Securities"). The registrant has determined to include in this registration statement the Unsold Securities, including the Unsold ATM Securities, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A